EXHIBIT 23.4


                                 CONSENT OF
            DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

We hereby consent to (i) the inclusion of our opinion letter, dated January 17, 2000, to the Board of Directors of El Paso Energy Corporation (the "Company") as Annex D to the Joint Proxy Statement/Prospectus of the Company and The Coastal Corporation which is included in the Registration Statement (No. 333-31060) that is incorporated by reference into this Registration Statement on Form S-4 relating to the merger between a wholly-owned subsidiary of the Company and The Coastal Corporation and (ii) all references to Donaldson, Lufkin & Jenrette in the section captioned "OPINIONS OF FINANCIAL ADVISORS--Opinion of Financial Advisor to El Paso" of such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                     DONALDSON, LUFKIN & JENRETTE
                                     SECURITIES CORPORATION

                                     By: /s/ PAUL A. DAVIS
                                         ------------------------
                                         Name:  Paul A. Davis
                                         Title: Senior Vice President

Houston, Texas
February 15, 2001